Exhibit 10.39

STRICTLY CONFIDENTIAL

SECOND AMENDMENT TO

AMENDED AND RESTATED SECURED PROMISSORY NOTE

THIS SECOND AMENDMENT TO AMENDED AND RESTATED SECURED PROMISSORY NOTE (this “Amendment”) is dated as of May 21st, 2020, and entered into by (A)(i) Micromidas, Inc. (dba Origin Materials), a company organized and existing under the laws of the state of Delaware (“Origin “), whose principal office is at 930 Riverside Parkway, Suite 10, West Sacramento, CA 95605, United States of America, (ii) Origin Materials Canada Holding Limited, a corporation incorporated under the laws of the Province of New Brunswick (“OMC Holding”), whose principal office is at 44 Chipman Hill, Suite 1000, Saint John, New Brunswick, Canada E2L 2A9 and (iii) Origin Materials Canada Pioneer Limited, a corporation incorporated under the laws of the Province of New Brunswick (“OMC Pioneer”), whose principal office is at 44 Chipman Hill, Suite 1000, Saint John, New Brunswick, Canada E2L 2A9 (individually and collectively, “Maker” and (B) Nestlé Waters Management & Technology, “société par actions simplifieé” organized and existing under the laws of France, whose registered office is at 34-40 rue Guynemer 92130 Issy-les-Moulieaux, France (together with its successors and assigns, “Holder”).

WHEREAS, Maker and Holder entered into that certain Amended and Restated Secured Promissory Note, dated as of May 23, 2019 (the “Note”), evidencing certain Advance Payments made by Holder to Maker in aggregate principal amount of $5,000,000.00 and all accrued interest on the Advance Payments equal to $105,055.06 and setting forth the security and terms of repayment therefor;

WHEREAS, Maker and Holder entered into that certain First Amendment to the Amended and Restated Secured Promissory Note, dated as of November 8, 2019 (the “First Amendment”);

WHEREAS, Holder entered into that certain Subordination Agreement, dated as of November 8, 2019, by and among PM Operating, Ltd., as collateral agent for (and on behalf of) the Senior Creditors (as defined therein), Holder, as holder of the Subordinated Nestle Obligations (as defined therein), and Danone Asia Pte Ltd. (“Danone”), as holder of the Subordinated Danone Obligations (as defined therein), and acknowledged and agreed to by Origin and the other Grantors (as defined therein) party thereto (“Subordination Agreement”);

WHEREAS, in connection with the Subordination Agreement, Maker and Holder entered into that certain First Amendment to Amended and Restated Secured Promissory Note;

WHEREAS, Maker and Holder intend to amend certain terms of the Subordination Agreement, notably the definition of “Second Priority Enforcement Date” (as defined therein); and

WHEREAS, an amendment of the Note is necessary to conform the definition of “Due Date” (as defined therein) to the amended definition of “Second Priority Enforcement Date” in the Subordination Agreement.

NOW, THEREFORE in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

ARTICLE 1

DEFINED TERMS

1.1 Capitalized Terms. All capitalized terms which are used herein without being specifically defined herein shall have the meanings ascribed thereto in the Note, as amended by the First Amendment.

ARTICLE 2

AMENDMENTS TO NOTE

2.1 General Rule. Subject to the terms and conditions herein contained, the Note is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Note.

2.2 Amendments.

(a) The definition of “Due Date” set forth in Section 2(a) of the Note, as amended by the First Amendment, is hereby amended and restated in its entirety as follows:

“Due Date” means the fifth anniversary of the Start Date; provided, that if the Discharge of Senior Obligations (as defined in the Subordination Agreement) has not occurred on or before June 29, 2021, the Due Date shall be June 30, 2021.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties. To induce Holder to enter into this agreement, Maker hereby represents and warrants to Holder that the representations and warranties of Maker which are contained in Section 10 of the Note, as amended hereby, are true and correct on the date hereof as if made on the date hereof or, to the extent any representation or warranty is made or deemed made as of a specific date, as of such date.

ARTICLE 4

CONDITIONS PRECEDENT

4.1 Conditions Precedent. This agreement shall not become effective unless and until the date when the following conditions are met or waived (the “Amendment Effective Date”):

(i) the parties hereto shall have executed and delivered this agreement;

(ii) the amended Subordination Agreement shall have become effective in accordance with its terms, as certified by a duly authorized officer of Origin; and

(iii) Maker shall have delivered to Holder any other documentation or certificates Holder may reasonably request.

ARTICLE 5

MISCELLANEOUS

5.1 Future References to the Note. On and after the date of this agreement, each reference in the Note to “this Note”, “hereunder”, “hereof’, or words of like import referring to the Note, and each reference in any related document to the “Note”, “thereunder”, “thereof’, or words of like import referring to the Note, shall mean and be a reference to the Note as amended hereby. The Note, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

5.2 Governing Law; Severability. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York. The invalidity, illegality or unenforceability of any provision of this Amendment shall not affect or impair the validity, legality or enforceability of the remainder of this Agreement, and to this end, the provisions of this Agreement are declared to be severable.

5.3 Inurement. This agreement shall inure to the benefit of and shall be binding upon Maker and Holder and their respective successors and permitted assigns.

5.4 Conflict. If any provision of this agreement is inconsistent or conflicts with any provision of the Note, the relevant provision of this agreement shall prevail and be paramount.

5.5 Further Assurances. Maker shall do, execute and deliver or shall cause to be done, executed and delivered all such further acts, documents and things as Holder may reasonably request for the purpose of giving effect to this agreement and to each and every provision hereof.

5.6 Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement on the date first above written.

MAKER:

Micromidas, Inc. (dba Origin Materials)

By:	/s/ John Bissell
Name:	John Bissell
Its:	President

Origin Materials Canada Holding Limited

By:	/s/ John Bissell
Name:	John Bissell
Its:	President

Origin Materials Canada Pioneer Limited

By:	/s/ John Bissell
Name:	John Bissell
Its:	President

HOLDER:

Nestlé Waters Management & Technology

By:	/s/ Massimo Casella
Name:	Massimo Casella
Its:	Head of R&D

Origin – Second Amendment to First Amended and Restated Secured Promissory Note